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                                                                   EXHIBIT 23.5


                                                      MORGAN STANLEY DEAN WITTER
                                                      1585 BROADWAY
                                                      NEW YORK, NEW YORK 10036
                                                      (212) 761-4000



August 18, 1999



Cerulean Companies
Board of Directors
3350 Peachtree Road NE
Atlanta, GA 30326


Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of WellPoint Health Networks Inc. on Form S-4, of our opinion letter appearing as Appendix B to the Proxy Statement/Prospectus which is part of the Registration Statement and to the references of our firm name therein under the headings "Proposal 1 -- Approval of the Merger -- Opinion of Cerulean's financial advisor regarding the merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        MORGAN STANLEY & CO. INCORPORATED


                                        By: /s/  Mary Anne Citrino
                                            ------------------------------------
                                            Mary Anne Citrino
                                            Managing Director